UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 24, 2020

WATER NOW, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	000-55825	81-1419236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Freeway, Suite 110, Fort Worth, Texas		76115
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 900-9184

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 24, 2020, Water Now, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing that it has indefinitely postponed its special meeting concerning the sale of substantially all of the Company’s assets to RigMax H2O, LLC , which had been scheduled for November 25, 2020.

The foregoing description is qualified in its entirety by reference to the above-referenced press release incorporated herein by reference.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company may file relevant materials with the SEC, including either amended or supplemental proxy materials. Following the filing of either amended or supplemental proxy materials with the SEC, the Company will mail such materials to each shareholder entitled to vote at the special meeting related to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant materials filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.waternowinc.com.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed October 26, 2020. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

Pursuant to the rules and regulations of the SEC, the Company has filed the press release as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1	Press Release dated November 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: November 24, 2020	By:	/s/ David King
	Name:	David King
	Title:	Chief Executive Officer and Chief Financial Officer